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                                    FORM OF
                           CUSTODY SERVICES AGREEMENT

         This Agreement is made as of ______________________________________, by and between,_______________________________________ a corporation (the
"Fund") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank").

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PNC Bank to provide custodian services and PNC Bank wishes to furnish such services, either directly or through an affiliate or affiliates, as more fully described herein. In consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.      Definitions.

                 (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix.

                 (b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                 (c) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.

                 (d) "Governing Board". The term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

                 (e) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

                 (f) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                 (g) "Securities and Commodities Laws". The term "Securities and Commodities Laws" shall mean the "1933 Act" which shall mean the Securities Act of 1933, the "1934 Act" which shall mean the Securities Exchange Act of 1934, the "1940 Act" which shall mean the Investment Company Act of 1940, as amended, and the "CEA" which shall mean the Commodities Exchange Act, as amended.
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                 (h)  "Shares".  The term "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.

                 (i)  "Property".  The term "Property" shall mean:

                          (i) any and all securities and other investment items which the Fund on behalf of the Portfolios may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund on behalf of the Portfolios;

                          (ii)    All income in respect of any of such
                                  securities or other investment items;

                          (iii) all proceeds of the sale of any of such securities or investment items; and

                          (iv) all proceeds of the sale of securities issued by the Fund on behalf of the Portfolios, which are received by PNC Bank from time to time, from or on behalf of the Fund.

                 (j) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by one Authorized Person and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. Appointment. The Fund hereby appoints PNC Bank to provide custodian services to each of the Portfolios, and PNC Bank accepts such appointment and agrees to furnish such services.

         3. Delivery of Documents. The Fund has provided or, where applicable, will provide PNC Bank with the following:

                 (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PNC Bank or its affiliates to provide services;

                 (b) a copy of the Fund's most recent effective registration statement;

                 (c) a copy of each Portfolio's advisory agreement or agreements;

                 (d) a copy of each Portfolio's distribution agreement or agreements;

                 (e) a copy of each Portfolio's administration agreements if PNC Bank is not providing the Fund with such services;

                 (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and





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                 (g)  certified or authenticated copies of any and all
amendments or supplements to the foregoing.

         4. Compliance with Government Rules and Regulations. PNC Bank undertakes to comply with all applicable requirements of the Securities and Commodities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

         5. Instructions. Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral and Written Instructions. PNC Bank shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Persons (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.

         The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received.
The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.

         The Fund further agrees that PNC Bank shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         6.      Right to Receive Advice.

                 (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral or Written Instructions, from the Fund.

                 (b) Advice of Counsel. If PNC Bank shall be in doubt as to any questions of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PNC Bank, at the option of PNC Bank).

                 (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.

                 (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from





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the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.

         7. Records. The books and records pertaining to the Fund and any Portfolio, which are in the possession of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all time during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

         8. Confidentiality. PNC Bank agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PNC Bank be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank shall not be required to seek the Fund's consent prior to disclosing such information.

         9. Cooperation with Accountants. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. Disaster Recovery. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         11. Compensation. As compensation for services rendered by PNC Bank during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PNC Bank a fee or fees as may be agreed to in writing by the Fund and PNC Bank.

         12. Indemnification. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PNC Bank and its nominees from all taxes, charges, expenses, assessment, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising





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directly or indirectly from any action which PNC Bank takes or does not take
(i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PNC Bank, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         13. Responsibility of PNC Bank. PNC Bank shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best effort, within reasonable limits, in performing services provided for under this Agreement; PNC Bank shall be responsible for its own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, PNC Bank shall not be responsible for losses beyond its control, provided that PNC Bank has acted in accordance with the standard of care set forth above; and provided further that PNC Bank shall only be responsible for that portion of losses or damages suffered by the Fund or a particular Portfolio that are attributable to the negligence of PNC Bank.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         Notwithstanding anything in this Agreement to the contrary, PNC Bank shall have no liability to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank.

         14.     Description of Services.

                 (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the property owned by the Portfolios, including cash received as a result of the distribution of its shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt.

                 (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate account(s) in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each Portfolio of





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the Fund and shall hold in such account(s) all cash received from or for the accounts of the Fund specifically designated to each Portfolio. PNC Bank shall make cash payments from or for the account of a Portfolio only for:

                          (i) purchases of securities in the name of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-paragraph j and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;
                          (ii) purchase or redemption of shares of the Fund delivered to PNC Bank;
                          (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;
                          (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.
                          (v)     payments, upon receipt of Written
                                  Instructions, in connection with the
                                  conversion, exchange or surrender of
                                  securities owned or subscribed to by the Fund on behalf of a Portfolio and held by or delivered to PNC Bank;
                          (vi) payments of the amounts of dividends received with respect to securities sold short; payments made to a sub-custodian pursuant to provisions in sub-paragraph c of this Agreement; and
                          (viii) payments, upon Written Instructions made for other proper Fund purposes. PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.

                 (c)      Receipt of Securities.

                          (i) PNC Bank shall hold all securities received by it for or for the account of a Portfolio in a separate account that physically segregates such securities from those of any other persons, firms or corporations. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Governing Board, authorizing the transaction. In no case may any member of the Fund's Governing Board, or any officer, employee or agent of the Fund withdraw any securities.





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                                  At PNC Bank's own expense and for its own
                                  convenience, PNC Bank may enter into
                                  sub-custodian agreements with other banks or trust companies to perform duties described in this sub-paragraph c. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($l,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or of any sub-custodian chosen by PNC Bank under the terms of this sub-paragraph c.

                 (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry system, shall:

                          (i) deliver any Securities held for a Portfolio against the receipt of payment for the sale of such securities;
                          (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;
                          (iii)   deliver any securities to the issuer thereof,
                                  or its agent, when such securities are
                                  called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;
                          (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;
                          (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;
                          (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral or Written Instructions to





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                                  be for the purpose of effectuating a duly
                                  authorized plan of liquidation,
                                  reorganization, merger, consolidation or recapitalization of the Fund;
                          (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;
                          (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;
                          (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;
                          (x) release and deliver securities owned by the Fund on behalf of a Portfolio for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and
                          (xi) release and deliver or exchange securities owned by the Fund on behalf of a Portfolio for other corporate purposes. PNC Bank must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d. above.

                 (e) Use of Book-entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Governing Board approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

         To administer the Book-Entry System properly, the following provisions shall apply:

                          (i) With respect to securities of each Portfolio which are maintained in the Book-Entry system, established pursuant to this sub-paragraph e hereof, the records of PNC Bank shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. PNC Bank shall furnish the Fund a detailed statement of the Property held for each Portfolio under this





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                                  Agreement at least monthly and from time to
                                  time and upon written request.
                          (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.
                          (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.
                          (iv) PNC Bank will provide the Fund with copies of any report obtained by PNC Bank on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PNC Bank. PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                 (f) Registration of Securities. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio; PNC Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s) of the Fund, PNC Bank, Book-Entry system or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of a Portfolio and which may from time to time be registered in the name of the Fund on behalf of a Portfolio. PNC Bank shall hold all such securities which are not held in the Book-Entry System in a separate account for a Portfolio in the name of the Fund on behalf of a Portfolio physically segregated at all times from those of any other person or persons.

                 (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio then. Written or Oral Instructions must designate the person(s) who owns such securities.

                 (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:





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                          (i)     Collection of Income and Other Payments.

                                  (A)      collect and receive for the account
                                           of each Portfolio, all income,
                                           dividends, distributions, coupons,
                                           option premiums, other payments and
                                           similar items, included or to be
                                           included in the Property, and, in
                                           addition, promptly advise each
                                           Portfolio of such receipt and credit
                                           such income, as collected, to each
                                           Portfolio's custodian account;
                                  (B)      endorse and deposit for collection,
                                           in the name of the Fund, checks,
                                           drafts, or other orders for the
                                           payment of money;
                                  (C)      receive and hold for the account of
                                           each Portfolio all securities
                                           received as a distribution on the
                                           Portfolio's portfolio securities as
                                           a result of a stock dividend, share
                                           split-up or reorganization,
                                           recapitalization, readjustment or
                                           other rearrangement or distribution
                                           of rights or similar securities
                                           issued with respect to any portfolio
                                           securities belonging to a  Portfolio
                                           held by PNC Bank hereunder;
                                  (D)      present for payment and collect the
                                           amount payable upon all securities
                                           which may mature or be called,
                                           redeemed, or retired, or otherwise
                                           become payable on the date such
                                           securities become payable; and
                                  (E)      take any action which may be
                                           necessary and proper in connection
                                           with the collection and receipt of
                                           such income and other payments and
                                           the endorsement for collection of
                                           checks, drafts, and other negotiable
                                           instruments.

                          (ii)  Miscellaneous Transactions.

                                  (A) PNC Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                        (1)     for examination by a broker or
                                                dealer selling for the account
                                                of a Portfolio in accordance
                                                with street delivery custom;
                                        (2)     for the exchange Or interim
                                                receipts or temporary
                                                securities for definitive
                                                securities; and
                                        (3)     for transfer of securities into
                                                the name of the Fund on behalf
                                                of a Portfolio or PNC Bank or
                                                nominee of either, or for
                                                exchange of securities for a
                                                different number of bonds,
                                                certificates, or other
                                                evidence, representing the same
                                                aggregate face amount or number
                                                of units bearing the same
                                                interest rate, maturity date
                                                and call provisions, if any;
                                                provided that, in any such
                                                case, the new securities are to
                                                be delivered to PNC Bank.

                                  (B)      Unless and until PNC Bank receives
                                           Oral or Written Instructions to the
                                           contrary, PNC Bank shall:





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                                        (1)     pay all income items held by it
                                                which call for payment upon
                                                presentation and hold the cash
                                                received by it upon such
                                                payment for the account of each
                                                Portfolio;

                                        (2)     collect interest and cash
                                                dividends received, with notice
                                                to the Fund, to the account of
                                                each Portfolio;

                                        (3)     hold for the account of each
                                                Portfolio all stock dividends,
                                                rights and similar securities
                                                issued with respect to any
                                                securities held by us; and

                                        (4)     execute as agent on behalf of
                                                the Fund all necessary
                                                ownership certificates required
                                                by the Internal Revenue Code or
                                                the Income Tax Regulations of
                                                the United States Treasury
                                                Department or under the laws of
                                                any State now or hereafter in
                                                effect, inserting the Fund's
                                                name, on behalf of a Portfolio,
                                                on such certificate as the
                                                owner of the securities covered
                                                thereby, to the extent it may
                                                lawfully do so.

                 (i)  Segregated Accounts.

                          (i) PNC Bank shall upon receipt of Written or Oral Instructions establish and maintain segregated accounts(s) on its records for and on behalf of each Portfolio. Such account(s) may be used to transfer cash and securities, including securities in the Book-Entry
                                  System:

                                  (A)      for the purposes of compliance by
                                           the Fund with the procedures
                                           required by a securities or option
                                           exchange, providing such procedures
                                           comply with the 1940 Act and any
                                           releases of the SEC relating to the
                                           maintenance of segregated accounts
                                           by registered investment companies;
                                           and

                                  (B) Upon receipt of Written Instructions, for other proper corporate purposes.

                          (ii) PNC Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Fund uses ("FCM Agreement"). Pursuant to an FCM Agreement, a Portfolio's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by PNC Bank in accounts ("FCM Account") subject to the disposition by the FCM involved in such contracts and in accordance with the customer contract between FCM and the Fund on behalf of the Portfolio ("FCM Contract"), SEC rules and the rules of the applicable commodities exchange. Such FCM





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
                                  Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that:

                                  (A) a customer agreement between the FCM and the Fund on behalf of a Portfolio has been entered into; and

                                  (B)      the Fund is in compliance with all
                                           the rules and regulations of the
                                           CFTC. Transfers of initial margin
                                           shall be made into a FCM Account
                                           only upon Written Instructions;
                                           transfers of premium and variation
                                           margin may be made into a FCM
                                           Account pursuant to Oral
                                           Instructions.  Transfers of funds
                                           from a FCM Account to the FCM for
                                           which PNC Bank holds such an account
                                           may only occur upon certification by
                                           the FCM to PNC Bank that pursuant to
                                           the FCM Agreement and the FCM
                                           Contract, all conditions precedent
                                           to its right to give PNC Bank such
                                           instructions have been satisfied.

                          (iii) PNC Bank shall arrange for the establishment of IRA custodian accounts for such shareholders holding shares through IRA accounts, in accordance with the Portfolios' prospectuses, the Internal Revenue Code (including regulations), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                 (j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral or Written Instructions from the fund or its investment advisor(s) that specify:

                          (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;
                          (ii) the number of shares or the principal amount purchased and accrued interest, if any;
                          (iii)   the date of purchase and settlement;
                          (iv)    the purchase price per unit;
                          (v)     the total amount payable upon such purchase;
                                  and
                          (vi) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

                 (k) Sales of Securities. PNC Bank shall sell securities upon receipt of Oral Instructions from the Fund that specify:

                          (i) the name of the issuer and the title of the security, including CUSIP number if applicable;
                          (ii) the number of shares or principal amount sold, and accrued interest, if any;
                          (iii)   the date of trade, settlement and sale;
                          (iv)    the sale price per unit;
                          (v) the total amount payable to the Fund upon such sale;
                          (vi) the name of the broker through whom or the person to whom the sale was made; and
                          (vii) the location to which the security must be delivered and delivery deadline, if any. PNC Bank shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                 (l)      Reports.
                          (i) PNC Bank shall furnish the Fund the following reports:

                                  (A) such periodic and special reports as the Fund may reasonably request;

                                  (B)      a monthly statement summarizing all
                                           transactions and entries for the
                                           account of each Portfolio, listing
                                           the portfolio securities belonging
                                           to each Portfolio with the adjusted
                                           average cost of each issue and the
                                           market value at the end of such
                                           month, and stating the cash account
                                           of each Portfolio including
                                           disbursement;

                                  (C)      the reports to be furnished to the
                                           Fund pursuant to Rule 17f-4; and

                                  (D)      such other information as may be
                                           agreed upon from time to time
                                           between the Fund and PNC Bank.

                          (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

                 (m) Collections. All collections of monies or other property, in respect, or which are to become part of the Property (but not the Safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and to telephonic demands thereto, and await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PNC Bank's, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in the Fund's possession as security for the payment of such fees, compensation, costs and expenses.

         16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at PNC Bank's address, Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.
If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Delegation. PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with PNC Bank to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                        PNC BANK, NATIONAL ASSOCIATION


                                        CAPITAL APPRECIATION FUND
                                        CASH INCOME TRUST
                                        HIGH YIELD BOND TRUST
                                        MANAGED ASSETS TRUST